March 25, 1998




The Persons Named
on Schedule 1 Hereto

     Re:  NationsLink Funding Corporation,
          Commercial Mortgage Pass-Through Certificates, Series 1998-1

Ladies and Gentlemen:

     We are rendering this opinion letter pursuant to Section 6(b) of that certain Underwriting Agreement, dated March 9, 1998 (the "Underwriting
Agreement"), by and between NationsLink Funding Corporation, a Delaware corporation ("NationsLink"), and NationsBanc Montgomery Securities LLC, a North Carolina corporation ("NationsBanc Montgomery"), as underwriter (in such capacity, the "Underwriter"), and Section 3(e) of that certain Private Placement Agency Agreement, dated March 9, 1998 (the "Placement Agreement"), by and between NationsLink and NationsBanc Montgomery, as placement agent (in such capacity, the "Placement Agent"). We have acted as special counsel to NationsBank, N.A. ("NationsBank") and NationsLink in connection with (i) the purchase by NationsLink from NationsBank of all of its right, title and interest in and to the Mortgage Loans (as defined below) pursuant to that certain Mortgage Loan Purchase and Sale Agreement dated as of March 25, 1998 (the "Mortgage Loan Purchase and Sale Agreement"), by and between NationsLink and NationsBank, and (ii) the execution of the Pooling and Servicing Agreement (as defined below) by NationsLink and NationsBank. We have also acted as counsel to NationsBanc Montgomery in its capacity as Underwriter and Placement Agent in connection with (i) the issuance of NationsLink's Commercial Mortgage Pass-Through Certificates, Series 1998-1 (the "Certificates"), consisting of sixteen classes: the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class X-1 Certificates, the Class X-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class R-I Certificates and the Class R-II Certificates; (ii) the sale by NationsLink and the purchase by the Underwriter pursuant to the Underwriting Agreement of the Class A-1, the Class A-2, the Class A-3, the Class X-1, the Class X-2, the Class B, the Class C, the Class D and the Class E Certificates (collectively, the "Publicly Offered Certificates"); and (iii) the sale by NationsLink through the Placement Agent pursuant to the Placement Agreement of the Class F, the Class G, the Class H, Class J and the Class K Certificates (collectively, the "Privately Placed Certificates"). The Certificates are being issued pursuant to that certain Amended and Restated Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among NationsLink, as depositor, NationsBank, as mortgage loan seller, Midland Loan Services, L.P., as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), and Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "Trustee") and as REMIC administrator (in such capacity, the "REMIC Administrator"). Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") the assets of which will consist primarily of the mortgage loans (the "Mortgage Loans") identified on Schedule I to the Pooling and Servicing Agreement, together with certain related assets.

     In rendering the opinions set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Placement Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase and Sale Agreement and all exhibits thereto (collectively, the "Agreements"), the Registration Statement on Form S-3 (No. 333-43609) which was filed with the Securities and Exchange Commission (the "Commission") on December 31, 1997 and which became effective on February 4, 1998 (as amended through the date hereof, the "Registration Statement"), the Prospectus and Prospectus Supplement relating to the Offered Certificates, each dated March 9, 1998 (collectively, the "Prospectus") as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Act"), on March 11, 1998, and the Private Placement Memorandum dated March 24, 1998 (the "Private Placement Memorandum") relating to the Privately Placed Certificates, specimen forms of the Certificates, and such certificates, corporate records and other documents, agreements, instruments and opinions, including, among other things, those delivered at the closing of the purchase and sale of the Certificates (the "Closing"), as we have deemed necessary as a basis for such opinions hereinafter expressed. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval system to the printed document reviewed by us, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinions that were not known to us, we have relied upon statements, certificates and representations of officers and other representatives of NationsLink, NationsBank, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and NationsBanc Montgomery and of public officials.

     We have assumed that each party to the Agreements had the power and authority to enter into and perform the obligations undertaken by it under the Agreements to which it is a party, that the Agreements were duly authorized, executed and delivered by such party, and that, with respect to each such party (other than NationsLink and NationsBank), each such Agreement constitutes the legal, valid, and binding agreement of such party. As used herein, "to our knowledge" means the conscious awareness, without independent investigation, of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreement.

     In rendering the opinions below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive laws of the State of New York and, where expressly referred to below, the substantive federal laws of the United States of America (in each case without regard to conflicts of laws principles), and we express no opinion as to whether a court outside the State of New York would honor the choice of New York law in any agreement or instrument referred to herein.

     For purposes hereof, the terms "Registration Statement" and "Prospectus" do not include the Forms 8-K, or the exhibits thereto, filed with the Securities and Exchange Commission on February 27, 1998 and March 11, 1998, and we express no view with respect thereto.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Registration Statement (which for purposes of this opinion shall not be deemed to include any exhibits filed therewith or any documents incorporated therein by reference) is effective under the Act and, to our knowledge, no stop order with respect thereto has been issued by the Commission.

     2. The Registration Statement, as of its effective date, and the Prospectus, as of its date (in each case, with the exception of any information incorporated by reference therein and any financial, numerical, statistical or quantitative information included therein, as to which we express no view), appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder applicable to such documents as of the relevant date.

     3. The statements in the Prospectus and the Private Placement Memorandum under the headings "Certain Federal Income Tax Consequences" and "Certain ERISA Considerations", insofar as such statements purport to summarize matters of federal law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

     4. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

     5. Each of the Mortgage Loan Purchase and Sale Agreement and the Pooling and Servicing Agreement constitutes the legal, valid and binding agreement of NationsLink and NationsBank, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, liquidation, receivership, moratorium, reorganization and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

     6. The Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with the Underwriting Agreement or the Placement Agreement, as applicable, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

     7. Assuming the accuracy of the representations and warranties in the Placement Agreement and compliance with the terms and provisions of the Pooling and Servicing Agreement and the Placement Agreement, it is not necessary in connection with the offer and sale of the Privately Placed Certificates by NationsLink to the initial purchasers thereof, under the circumstances contemplated by the Placement Agreement and the Pooling and Servicing Agreement, to register the Privately Placed Certificates under the Act.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This opinion is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.

                                        Very truly yours,

                                                                      SCHEDULE 1


NationsBanc Montgomery Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255


Moody's Investor Service, Inc.
99 Church Street
New York, New York 10007


Fitch IBCA, Inc.
One State Street Plaza
New York, New York 1007


Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois  60603


Midland Loan Services, L.P.
  in its capacity as Master Servicer
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105


Lennar Partners, Inc.
  in its capacity as Special Servicer
700 NW 107th Avenue, Suite 400
Miami, Florida 33172


Norwest Bank Minnesota, National Association
  in its capacity as Trustee and REMIC Administrator
3 New York Plaza, 15th Floor
New York, New York 10004

                                                  March 25, 1998




To the Persons Named on
Schedule 1 Hereto:

        Re:  NationsLink Funding Corporation,
             Commercial Mortgage Pass-Through Certificates, Series 1998-1

Ladies and Gentlemen:

     We are rendering this opinion letter pursuant to Section 6(b) of that certain Underwriting Agreement, dated March 9, 1998 (the "Underwriting
Agreement"), by and between NationsLink Funding Corporation, a Delaware corporation ("NationsLink"), and NationsBanc Montgomery Securities LLC, a North Carolina corporation ("NationsBanc Montgomery"), as underwriter (in such capacity, the "Underwriter"), and Section 3(e) of that certain Private Placement Agency Agreement, dated as of March 9, 1998 (the "Placement Agreement"), by and between NationsLink and NationsBanc Montgomery, as placement agent (in such capacity, the "Placement Agent"). We have acted as special counsel to NationsLink and the Underwriter and Placement Agent in connection with (i) the issuance of NationsLink's Commercial Mortgage Pass-Through Certificates, Series 1998-1 (the "Certificates"), consisting of sixteen classes: the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class X-1 Certificates, the Class X-2 Certificates, the Class B Certificates, the
Class C Certificates,  the Class D Certificates,  the Class E Certificates,  the
Class F Certificates,  the Class G Certificates,  the Class H Certificates,  the
Class J Certificates, the Class K Certificates, the Class R-I Certificates and the Class R-II Certificates; (ii) the sale by NationsLink and the purchase by the Underwriter pursuant to the Underwriting Agreement of the Class A-1, the Class A-2, the Class A-3, the Class X-1, the Class X-2, the Class B, the Class C, the Class D and the Class E Certificates (collectively, the "Publicly Offered Certificates"); and (iii) the sale by NationsLink through the Placement Agent pursuant to the Placement Agreement of the Class F, the Class G, the Class H, the Class J and the Class K Certificates (collectively, the "Privately Placed Certificates").

     The Certificates are being issued pursuant to that certain Amended and Restated Pooling and Servicing Agreement, dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among NationsLink, as depositor, NationsBank, N.A., as mortgage loan seller, Midland Loan Services, L.P., as master servicer, Lennar Partners, Inc., as special servicer, and Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "Trustee") and as REMIC Administrator (in such capacity, the "REMIC Administrator"). Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") the assets of which will consist of a pool of mortgage loans identified on Schedule I to the Pooling and Servicing Agreement, together with certain related assets.

     In rendering the opinion set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement, the Prospectus Supplement and Prospectus, each dated March 9, 1998 and relating to the Publicly Offered Certificates, the Private Placement Memorandum dated March 24, 1998 relating to the Privately Placed Certificates, specimen forms of the Certificates, and such certificates, corporate records and other documents, agreements, opinions and instruments, including, among other things, those delivered at the closing of the purchase and sale of the Certificates, as we have deemed necessary as a basis for such opinion hereinafter expressed. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities the Securities and Exchange Commission through the EDGAR system to the printed document reviewed by us, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements, certificates and representations of officers and other representatives of NationsLink, the Trustee, the REMIC Administrator and NationsBanc Montgomery and of public officials.

     In rendering the opinion below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that, assuming compliance with all provisions of the Pooling and Servicing Agreement as in effect on the Closing Date, (a) REMIC I and REMIC II will each qualify for treatment for federal income tax purposes as a "real estate mortgage investment conduit", as defined in Section 860D of the Code; (b) the Class A-1, Class A-2, Class A-3, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates will constitute "regular interests" in REMIC II and the Class R-II Certificates will constitute the sole class of "residual interest" in REMIC II within the meaning of the Code; and (c) the Class LA-1 Uncertificated Interest, Class LA-2 Uncertificated Interest, Class LA-3 Uncertificated Interest, Class LWAC-1 Uncertificated Interest, Class LWAC-2 Uncertificated Interest, Class LB Uncertificated Interest, Class LC Uncertificated Interest, Class LD Uncertificated Interest, Class LE
Uncertificated   Interest,   Class   LF   Uncertificated   Interest,   Class  LG
Uncertificated Interest, Class LH Uncertificated Interest and Class LK Uncertificated Interest will constitute "regular interests" in REMIC I and the Class R-I Certificates will constitute the sole class of "residual interest" in REMIC I within the meaning of the Code.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.

                                                Very truly yours,

                                                                      SCHEDULE 1

NationsBanc Montgomery Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255


NationsLink Funding Corporation
100 North Tryon Street
Charlotte, North Carolina  28255


Moody's Investor Service, Inc.
99 Church Street
New York, New York 10007


Fitch IBCA, Inc.
One State Street Plaza
New York, New York 1007


Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois  60603


Midland Loan Services, L.P.
  in its capacity as Master Servicer
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105


Lennar Partners, Inc.
  in its capacity as Special Servicer
700 NW 107th Avenue, Suite 400
Miami, Florida 33172


Norwest Bank Minnesota, National Association
  in its capacity as Trustee and REMIC Administrator
3 New York Plaza, 15th Floor
New York, New York 10004

                                                  March 25, 1998




NationsBanc Montgomery Securities LLC
100 North Tryon Street
Charlotte, North Carolina   28255

Ladies and Gentlemen:

     This letter is with reference to the NationsLink Funding Corporation Commercial Mortgage Pass-Through Certificates, Series 1998-1, which consist of sixteen classes: the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class X-1 Certificates, the Class X-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class R-I Certificates and the Class R-II Certificates. The Class A-1, Class A-2, Class A-3, Class X-1, Class X-2, Class B, Class C, Class D, and Class E Certificates are collectively referred to herein as the "Publicly Offered
Certificates"; and the Class F, Class G, Class H, Class J and Class K Certificates are collectively referred to herein as the "Privately Placed Certificates."

     A Registration Statement on Form S-3 (No. 333-43609) was filed with the Securities and Exchange Commission (the "Commission") on December 31, 1997 and became effective on February 4, 1998 (as amended through the date hereof, the "Registration Statement"). The Publicly Offered Certificates have been offered by the Prospectus dated March 9, 1998 (the "Basic Prospectus"), as supplemented by the Prospectus Supplement dated March 9, 1998 (the "Prospectus Supplement"), which updates or supplements certain information contained in the Basic Prospectus (the Basic Prospectus and the Prospectus Supplement, together, the ("Prospectus")). The Privately Placed Certificates have been offered by the Private Placement Memorandum dated March 24, 1998 (the "Private Placement Memorandum"). Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended and Restated Pooling and Servicing Agreement, dated as of March 1, 1998, among NationsLink Funding Corporation ("NationsLink"), as depositor, NationsBank, N.A., as mortgage loan seller, Midland Loan Services, L.P., as master servicer, Lennar Partners, Inc., as special servicer, and Norwest Bank Minnesota, National Association, as trustee and as REMIC Administrator.

     For purposes hereof, the terms "Registration Statement," "Basic Prospectus," "Prospectus Supplement" and "Prospectus" do not include the Forms 8-K, or the exhibits thereto, filed with the Securities and Exchange Commission on February 27, 1998 and March 11, 1998, and we express no view with respect thereto. We assume, for purposes hereof, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us.

     We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Registration Statement, the Prospectus or the Private Placement Memorandum, and we do not pass upon or assume any responsibility therefor (other than as set forth in paragraph 3 of our opinion to you of even date herewith (the "Opinion")). We note in particular, without limiting the generality of the foregoing, that except for our limited review of the Mortgage Files relating to the Mortgage Loans identified on Exhibit A hereto (as discussed below), and with your consent, we have not reviewed the Mortgage Files or other documents prepared or delivered in connection with the origination or modification of the Mortgage Loans. However, in the course of our review of the Registration Statement, Prospectus and
Private  Placement   Memorandum,   we  have  attended  certain  conferences  and
participated in conversations with representatives of NationsLink and NationsBank, your representatives and NationsLink's independent public accountants. On the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to in the Opinion, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement, the Prospectus and the Private Placement Memorandum which causes us to believe that, as of the effective date of the Registration Statement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that as of its date or, as of the date hereof, the Prospectus or the Private Placement Memorandum, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no view as to any information incorporated by reference in the Registration Statement, the Prospectus or the Private Placement Memorandum or as to the adequacy or accuracy of (i) the financial, numerical, statistical or quantitative information included in the Registration Statement, the Prospectus or the Private Placement Memorandum or
(ii) any information contained in any computer disk, CD-ROM or other electronic media accompanying the Prospectus Supplement.

     With respect to the Mortgage Loans listed on Exhibit A hereto, we note that we reviewed only the files relating to such Mortgage Loans and that each such review was limited in scope as indicated on Exhibit A. By "Full Review" we mean review of (i) the note, (ii) the mortgage (or deed of trust), (iii) any assignment of leases and rents, (iv) the title policy or commitment (including any exception that may materially affect the property), (v) the survey and (vi) opinions rendered by borrower's counsel in connection with the origination of such Mortgage Loan. By "Ground Lease", we mean review of only the related ground lease (including any amendments thereto). By "Crossed Debt", we mean review only of the provisions of the related note and mortgage (or deed of trust) that purport to effect the cross-collateralization or cross-default of such Mortgage Loan with another mortgage loan or group of mortgage loans. By "Additional Debt", we mean review only of the provisions of the related note, mortgage (or deed or trust) and loan agreement that purport to permit the related borrower to incur indebtedness in addition to that represented by the Mortgage Loan. We did not review the environmental survey or the engineer's report with respect to any Mortgage Loan, nor did we perform any credit review or otherwise attempt to obtain any information concerning the credit or reputation of the borrower or its principals.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.

                                              Very truly yours,


                                NATIONSLINK 98-1
                       MORTGAGE LOAN FILE REVIEW - SUMMARY

CONTROL/    PROPERTY NAME                                 PROPERTY LOCATION           ORIGINAL BALANCE      SCOPE
LOAN                                                         (CITY/STATE)                                   A: FULL REVIEW
NUMBER                                                                                                      B: GROUND LEASE
                                                                                                            C:  CROSSED DEBT
                                                                                                            D: ADDITIONAL DEBT
50005       Somerset Pointe Apartments                      Las Vegas, NV                 17,167,000              A
50021       International Drive Value Center                Orlando, FL                   15,750,000              A and D
50027       Holiday Inn Sunspree Resort                     Hollywood Beach, FL            7,435,665              A
50038       Days Inn - Sellersburg                          Sellersburg, IN                2,500,000              D
50056       Crystal Lake Apartments                         Miami, FL                      6,750,000              D
50067       Tramway Village Apartments                      Alberquerque, NM               4,400,000              A and D
50080       Vero Beach Landings South                       Vero Beach, FL                 1,057,778              A
50081       Vero Beach Landings North                       Vero Beach, FL                   846,222              C
50092       St. Andrews Care Centers                        Portland, OR                   3,500,000              C and D
50120       250 Main Street Apartments                      Hartford, CT                   4,200,000              A and B
50131       Copperwood Shopping Center                      Houston, TX                   15,250,000              A
50140       Karen Gardens Apartments                        Rego Park, NY                  2,110,000              D
50146       Quality Inn Shenandoah                          New Market, VA                 2,500,000              D
50165       La Terraza Apartments                           San Diego, CA                 28,000,000              A
50191       Days Suites Kissimmee Lodge                     Kissimmee, FL                 29,350,000              A and D
50204       La Palma Apartments                             Phoenix, AZ                   17,880,000              A and D
50230       Playa Pacifica Apartments                       Hermosa Beach, CA             18,800,000              A and D
50241       Palm Gardens Nursing Home                       Brooklyn, NY                  10,500,000              A
50243       Towers Shopping Center                          Roanoke, VA                   11,000,000              A
50245       Pompano Center                                  Pompano, FL                      570,000              C
50247       St. Joseph's Holiday Inn & Conference           St. Joseph, MO                 5,000,000              D
50248       Union Park Shopping Center                      Orlando, FL                    1,846,000              A and C
50284       River Oaks Medical Office                       Flowood, MS                   10,200,000              A and B and C
50299       Brandywood Park Apartments                      Albuquerque, NM                3,880,000              C
50305       Briarwood Park Apartments                       Albuquerque, NM                1,675,000              C
50335       The Terraces at Metarie                         Metarie, LA                    3,920,000              D
50337       Cimarron Place                                  Garland, TX                    5,240,000              D
50338       Bluebonnet Place                                Baton Rouge, LA                5,920,000              D
50339       Madeline Manner Townhomes                       Berkeley, MD                   1,560,000              D
50340       The Spires of Sherwood Apartments               Baton Rouge, LA                3,040,000              A and B
50344       Applebee's Store #1100 (Columbus)               Columbus, IN                   3,091,000              C and D
50345       Applebee's Store #1000 (Westfield)              Carmel, IN                     3,210,000              A and C
50346       Applebee's Store #1600 (Muncie)                 Muncie, IN                     3,015,000              A and B and C
50347       Applebee's Store # 900 (Kokomo)                 Kokomo, IN                     3,195,000              C
50350       Applebee's Store # 100 (East Washington)        Indianapolis, IN               2,834,507              A and C
50351       Applebee's Store # 800 (Franklin)               Franklin, IN                   2,528,000              C
50352       Applebee's Store # 400 (Crawfordsville)         Crawfordsville, IN             2,326,000              C
50353       Applebee's Store # 700 (Fisher's)               Fisher, IN                     2,536,000              C
50355       Applebee's Store # 500 (Plainfield)             Plainfiled, IN                 2,639,000              C
50356       Applebee's Store # 200 (Speedway)               Speedway, IN                   2,775,000              A and B  and C
50357       Applebee's Store #1900 (Anderson)               Anderson, IN                   2,759,000              C
50359       Applebee's Store # 600 (New Castle)             New Castle, IN                 2,504,000              C
50362       Trinity Towers                                  San Francicso, CA             18,750,000              A
50363       Montgomery Park Apartments                      Albuquerque, NM                7,700,000              A and C
50368       LeClub Apartments                               Miami Lakes, FL               18,200,000              A
50370       All Saints Health Care                          North Hollywood, CA           11,000,000              A
50397       The Baltic Inn                                  San Diego, CA                  2,050,000              D
50407       The Gauntlet @ Curtis Park                      Hartwood, VA                   3,280,000              A and B
50412       Landings & Marina                               Pensacola, FL                  1,225,000              A
50431       Ezzard Charles Apartments                       Cincinnati, OH                 3,400,000              B and D
50446       TownPark Crossing Apartments                    Kennesaw, GA                  13,700,000              A
50453       Buckingham Station Apartments                   Denver, CO                    17,000,000              A
50481       Silver Sands Factory Store                      Sandestin, FL                 36,600,000              A
50488       Mall St. Vincent                                Shreveport, LA                19,325,000              A and B
50530       University Towers                               Raleigh, NC                   26,500,000              A
50555       Loch Raven Apartments                           Baltimore, MD                  8,225,000              D
50604       Flagler Park Plaza S/C                          Miami, FL                     30,000,000              A
50704       Research Tri-Center South A                     Durham, NC                    23,320,000              A and D
50727       Research Tri-Center North B                     Durham, NC                    20,000,000              A and D